Exhibit 99.1
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PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

Harold Duncan
Chairman & CEO
Tel:  (812) 423-3196


                         FIRST BANCORP OF INDIANA, INC.
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                        ANNOUNCES DATE OF ANNUAL MEETING
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     Evansville,  Indiana - September 2, 2003.  First  Bancorp of Indiana,  Inc.
(Nasdaq: FBEI) announced today that the corporation's annual meeting of shareholders will be held on Wednesday, November 19, 2003 at the North Side office of First Federal Savings Bank at 4451 N. First Avenue, Evansville, Indiana, at 10:00 a.m. Stockholders of record as of the close of business on September 23, 2003 will be entitled to notice of and to vote at the annual meeting.

     First Bancorp of Indiana, Inc. is the holding company for First Federal Savings Bank. At June 30, 2003, First Bancorp of Indiana, Inc. had total assets of $188.5 million and stockholders equity of $29.9 million.